EXHIBIT 23.2
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                    INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
AMLI Residential Properties Trust:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-89594, 333-89598, 333-89622, 333-08813, and 333-
08815) and on Form S-3 (Nos. 333-110669, 333-83923, 333-74300, 333-70076,
333-83923, 333-65503, 333-57327, 333-24433, 333-08819, 33-93120, and 33-
89508) of AMLI Residential Properties Trust of our report dated March 29, 2005 with respect to the historical statement of revenue in excess of certain expenses of The Lodge on the Parkway for the year ended
December 31, 2003, which report appears in the April 5, 2005 report on Form 8-K of AMLI Residential Properties Trust. Our report dated March 29, 2005 includes a paragraph that states that the historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and is not intended to be a complete presentation of the revenue and expenses of The Lodge on the Parkway.




/s/ KPMG LLP


Chicago, Illinois
April 5, 2005